UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025 (October 31, 2025)

SOLÉSENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1319 Marquette Drive

Romeoville, Illinois, 60446

(Address of Principal Executive Offices) (Zip Code)

(630) 771-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SLSN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2025, Solésence, Inc. and its subsidiary Solésence, LLC (collectively, “Solésence”) entered into a Confidential Settlement Agreement and Release (the “Settlement Agreement”) with Solarium Brands, LLC and A-Frame Brands, LLC (collectively, “Solarium”). Pursuant to the Settlement Agreement, Solésence and Solarium agreed to settle and compromise disputes relating to certain consumer care products previously sold by Solésence to Solarium. As part of the Settlement Agreement, Solarium agreed to pay to Solésence a one-time settlement payment of $675,000 on or before January 15, 2026.

The description of the terms and conditions of the Settlement Agreement does not purport to be complete and is qualified in its entirety by the full text of the Settlement Agreement, which is filed, with confidential portions redacted, as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Confidential Settlement Agreement and Release, dated October 31, 2025.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Confidential portions of this exhibit have been redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2025

SOLÉSENCE, INC.

By:	/s/ LAURA RIFFNER
Name:	Laura Riffner
Title:	Chief Financial Officer